Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of February 7, 2017, by and among Iao Kun Group Holding Company Limited, a Cayman Islands company (“Buyer”), Jia-Heng Industrial Ltd., a Cayman Islands company (the “Company”), and the shareholders of the Company listed on Schedule I (each a “Beneficial Holder” and collectively the “Beneficial Holders”).

WITNESSETH :

A.           The Company and its subsidiaries is in the business of developing an electronic trading platform focusing on the agricultural industry, especially “Three Rural”, as well as a software technology development company in China (the foregoing being referred to hereinafter collectively as the “Business”);

B.           The Beneficial Holders own 100% of the issued and outstanding shares of capital stock of the Company (an aggregate of 50,000 ordinary shares) and will transfer 25,500 of such ordinary shares to the Buyer pursuant to the terms of this Agreement (the “Shares”); and

The parties accordingly agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1           “Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

1.2           “Additional Agreements” means the Profit Guarantee Agreement and the VIE Agreements.

1.3           “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

1.4           “Agreement” is defined in the Recitals.

1.5           “Annual Financial Statements” is defined in Section 3.12.

1.6           “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

1.7           “Basket” is defined in Section 9.1.

1.8           “Beneficial Holder(s)” is defined in the Recitals.

1.9           “Beneficial Holder Indemnitees” is defined in Section 9.2.

1.10         “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the Business or its transactions are otherwise reflected, other than stock books and minute books.

1.11         “Business” is defined in the Recitals.

1.12         “Business Day(s)” means any day or days other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York are authorized to close for business.

1.13         “Buyer” is defined in the Preamble.

1.14         “Buyer SEC Reports” is defined in Section 4.12.

1.15         “Cash Payment” means the cash payment to be made to the Beneficial Holders pursuant to the terms of the Profit Guarantee Agreement.

1.16         “Closing” is defined in Section 2.4.

1.17         “Closing Date” is defined in Section 2.4.

1.18         “Closing Payment Shares” means 12,484,000 shares of Buyer Common Stock.

1.19         “COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

1.20         “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

1.21         “Company” is defined in the Recitals.

1.22         “Company Common Stock” is defined in Section 3.5.

1.23         “Company Consent(s)” is defined in Section 3.11.

1.24         “Confidentiality and Non-Solicitation Agreements” is defined in Section 7.2.

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1.25         “Contracts” means the Office Leases and all contracts, agreements, leases (including equipment leases, car and truck leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company or any of its Subsidiaries is a party or by which any of its respective assets are bound, including any entered into by the Company or any of its Subsidiaries in compliance with Section 5.1 after the signing hereof and prior to the Closing, and all rights and benefits thereunder , including all rights and benefits thereunder with respect to all cash and other property of third parties under the Company or any of its Subsidiaries’ dominion or control.

1.26         “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (“Controlled Person”) shall be deemed Controlled by (a) any other Person (“10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

1.27         “Environmental Laws” is defined in Section 3.31.

1.28         “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.29         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.30         “Excluded Person(s)” is defined in Section 5.4.

1.31         “Financial Statements” is defined in Section 3.12(a).

1.32         “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under IFRS, (g) all guarantees by such Person and (h) any agreement to incur any of the same.

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1.33         “Indemnifiable Loss Limit” is defined in Section 10.1.

1.34         “Indemnification Notice” is defined in Section 10.3(a).

1.35         “Indemnified Party” is defined in Section 10.3.

1.36         “Indemnifying Parties” is defined in Section 10.3.

1.37         “Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefor, trade name, license, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs, data bases, the “犁牛” name and all abbreviations and derivations thereof, u.r.l.s., and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by the Company, any of its Subsidiaries, or any of their Affiliates, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

1.38         “Inventory” is defined in the UCC.

1.39         “Labor Agreements” is defined in Section 3.26(a).

1.40         “Law” means any domestic or foreign, Federal, state, municipality or local law, statute, ordinance, code, rule, or regulation or common law.

1.41         “Lien(s)” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.42         “Loss(es)” is defined in Section 9.1.

1.43         “Material Adverse Change” means (a) a material adverse change in the business, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the Business individually or as a whole (b) a material adverse change in the ability of the Beneficial Holders to consummate the transactions contemplated by this Agreement, and (c) the diminution of the Company’s trailing twelve month EBITDA in an amount equal to or greater than 10%, or; provided, however, without prejudicing whether any other matter qualifies as a Material Adverse Change, any matter involving a loss or payment in excess of $300,000 shall constitute a Material Adverse Change, per se.

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1.44         “Material Adverse Effect” means a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the Business, individually or as a whole , it being agreed that the diminution of the Company’s trailing twelve month EBITDA in an amount equal to or greater than 10% shall constitute a Material Adverse Effect; provided, however, without prejudicing whether any other matter qualifies as a Material Adverse Effect, any matter involving a loss or payment in excess of $300,000 shall constitute a Material Adverse Effect, per se.

1.45         “Money Laundering Laws” is defined in Section 3.37.

1.46         “OFAC” is defined in Section 3.38.

1.47         “Office Leases” means the leases with respect to the office spaces lease by the Company or any of its Subsidiaries in 18/F Shangceng International Commerce Office Building , No. 179 Tianhe North Road, Guangzhou, Guangdong Province, China, 510630, as set forth on Schedule 3.28 attached hereto, together with all fixtures and improvements erected on the premises leased thereby.

1.48         “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.49         “Outside Closing Date” is defined in Section 10.1.

1.50         “Permits” is defined in Section 3.19.

1.51         “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Buyer; (ii) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the ordinary course of business that are not material to the Business, operations and financial condition of the Company or any of its Subsidiaries so encumbered and that are not resulting from a breach, default or violation by the Company or any of its Subsidiaries of any Contract or Law; and (iii) zoning, entitlement and other land use and environmental regulations by any Authority, provided that such regulations have not been violated.

1.52         “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.53         “Plan(s)” is defined in Section 3.27(a).

1.54         “Pre-Closing Period” means any period that ends on or before the Closing Date or with respect to a period that includes but does not end on the Closing Date, the portion of such period through and including the day of the Closing.

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1.55         “Profit Guarantee Agreement” means the agreement in the form attached hereto as Exhibit A pursuant to which the Buyer will pay the Beneficial Holders up to $62,297,960 in cash if certain performance thresholds are met.

1.56         “Purchase Price” is defined in Section 2.2.

1.57         “Purchaser Indemnitees” is defined in Section 9.1.

1.58          “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.59         “Restrictive Covenants” is defined in Section 6.2.

1.60         “SEC” means the Securities and Exchange Commission.

1.61         “Securities Act” means the Securities Act of 1933, as amended.

1.62         “Shares” is defined in the Recitals.

1.63         “Stock Certificates” is defined in Section 2.3(b).

1.64         “Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company.

1.65         “Tangible Assets” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company or any of its Subsidiaries and other tangible property, including the items listed on Schedule 3.15;

1.66         “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

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1.67         “Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.68         “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.69         “Third-Party Claim” is defined in Section 10.3(a).

1.70         “UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

1.71         “VIE Agreements” means the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement, the Power of Attorney and the Equity Interest Pledge Agreement by each of Mr. Wang Shun Yang and Mr. Luo Guo Rui.

ARTICLE II
PURCHASE AND SALE

2.1           Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, Buyer shall purchase 51% from the Beneficial Holders and the Beneficial Holders shall sell, convey, transfer, assign and deliver to Buyer the Shares, free and clear of all Liens.

2.2           Purchase Price. The purchase price for the Shares shall be the Closing Payment Shares and the Cash Payment (the “Purchase Price”). The Closing Payment Shares shall be payable by Buyer on the Closing Date in the form of stock certificates (the “Stock Certificates”) representing in the aggregate the number of Closing Payment Shares issued in the name of Beneficial Holders in proportion to their respective beneficial ownership of the Company as set forth by each Beneficial Holder’s name on Schedule I (which at Buyer’s convenience, may be delivered within three (3) Business Days after the Closing Date). The Cash Payment shall be made pursuant to the terms of the Profit Guarantee Agreement.

2.3           Payment of the Closing Payment Shares. The Closing Payment Shares shall be payable by Buyer as follows:

(a)          The Stock Certificates shall bear the legend set forth on Schedule 2.3(b). No certificates or scrip representing fractional shares of Buyer Common Stock will be issued. Any fractional shares will be rounded to the nearest whole share.

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2.4           Closing. Subject to the satisfaction or waiver of the conditions set forth in Article IX, the closing (the “Closing”) of the purchase and sale of the Shares shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, on February 20, 2017 at 10:00 a.m., or at such other date, time or place as Buyer and the Beneficial Holders may agree (the date and time at which the Closing is actually held being the “Closing Date”). At the Closing:

(a)          Buyer shall deliver the Closing Payment Shares in accordance with Section 2.3(b).

(b)          The Beneficial Holders shall deliver to Buyer certificates representing the Shares, duly endorsed in blank, or accompanied by stock powers duly executed in blank, with all necessary transfer Tax and other revenue stamps, acquired at the Beneficial Holders’ expense, affixed.

2.5           Board of Directors.

(a)          Immediately after the Closing, the Buyer’s board of directors will consist of nine persons, two (2) of which directors will be selected by the Beneficial Holders.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
the Company AND BENEFICIAL HOLDERS

The Company and Beneficial Holders and Mr. Wang Shun Yang, jointly and severally, hereby represent and warrant to Buyer that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date:

3.1           Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under and by virtue of the Laws of the Cayman Islands. The Company has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted. The Company is not qualified to do business as a foreign entity in any jurisdiction, except as set forth on Schedule 3.1, and there is no other jurisdiction in which the character of the property owned or leased by the Company or the nature of its activities make qualification of the Company in any such jurisdiction necessary. The Company has offices located only at the addresses set forth on Schedule 3.1. The Company has not taken any action, adopted any plan, or made any agreement or commitment in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

3.2           Authorization.       (a) The execution, delivery and performance by the Company of this Agreement and the Additional Agreements and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company, including the unanimous approval of the stockholders of the Company. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms.

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(b)          Each Beneficial Holder has full legal capacity, power and authority to execute and deliver this Agreement and the Additional Agreements to which such Beneficial Holder is named as a party, to perform such Beneficial Holder’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Additional Agreements to which each Beneficial Holder is named as a party, will be at Closing, duly executed and delivered by each Beneficial Holder and this Agreement constitutes, and such Additional Agreements are, or upon their execution and delivery at Closing will be, valid and legally binding agreements of each Beneficial Holder, enforceable against him in accordance with their respective terms.

3.3           Governmental Authorization. Neither the execution, delivery nor performance by the Company or any Beneficial Holder of this Agreement or any Additional Agreements requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority.

3.4           Non-Contravention. None of the execution, delivery or performance by the Company or any Beneficial Holder of this Agreement or any Additional Agreements does or will (a) contravene or conflict with the organizational or constitutive documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company or any Beneficial Holder, or any of the Shares, (c) except for the Contracts listed on Schedule 3.11 requiring Company Consents (but only as to the need to obtain such Company Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or any Beneficial Holder or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company or any Beneficial Holder is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company or any Beneficial Holder or by which any of the Shares or any of the Company’s assets is or may be bound or any Permit, or (d) result in the creation or imposition of any Lien on any of the Shares or any of the Company’s assets.

3.5           Capitalization. The Company has an authorized capitalization consisting of 50,000 shares of common stock, $1 par value per share (“Company Common Stock”), of which amount 50,000 shares are issued and outstanding. No Company Common Stock is held in its treasury. All the Shares have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights of any Person. All of the issued and outstanding capital stock of the Company is owned (and always has been owned) of record by the Beneficial Holders as set forth on Schedule I. Upon the Closing, Buyer shall receive good, valid and marketable title to all Shares, free and clear of all Liens. The only shares of Company Common Stock that will be outstanding immediately after the Closing will be the Shares owned by Buyer. No other class of capital stock of the Company is authorized or outstanding. Except as set forth on Schedule 3.5, there are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock of the Company, or (b) agreements by any Beneficial Holder with respect to any of the Shares, including any voting trust, other voting agreement or proxy with respect thereto.

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3.6           Articles of Incorporation and By-Laws. Copies of (a) the articles of incorporation of the Company and each of its Subsidiaries, as certified by the Secretary of State of its respective state of incorporation, and (b) the by-laws of the Company and each of its Subsidiaries, certified by the secretary of the Company and each of its Subsidiaries, respectively, have heretofore been made available to Buyer, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. Neither the Company nor any of its Subsidiaries has taken any action in violation or derogation of its articles of incorporation or by-laws.

3.7           Corporate Records. All proceedings occurring since October 27, 2015 of the board of directors, including committees thereof, and stockholders of the Company and each of its Subsidiaries and all consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of the Company and its Subsidiaries. The stock ledgers and stock transfer books of the Company and its Subsidiaries are complete and accurate. The stock ledgers and stock transfer books and minute book records of the Company and its Subsidiaries relating to all issuances and transfers of stock by the Company and its Subsidiaries, and all proceedings of the board of directors, including committees thereof, and stockholders of the Company and each of its Subsidiaries since October 27, 2015 have been made available to Buyer, and are the original stock ledgers and stock transfer books and minute book records of the Company and each of its Subsidiaries or true and correct copies thereof.

3.8           Affiliates.  Other than the Beneficial Holders, the Company is not Controlled by any Person and, other than the Persons listed on Schedule 3.10, the Company is not in Control of any other Person. Except as set forth on Schedule 3.8, no Beneficial Holder (a) engages in any business, except through the Company and its Subsidiaries, or is an employee of or provides any service for compensation to, any other business concern or (b) owns any equity security of any business concern, except for publicly traded securities not in excess of 5% of the issued and outstanding securities with respect to such publicly traded securities. Schedule 3.8 lists each Contract to which the Company or any of its Subsidiaries, on the one hand, or any Beneficial Holder or any Affiliate of any Beneficial Holder, on the other hand, is a party. No Beneficial Holder (i) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including Intellectual Property Rights) that the Company or any of its Subsidiaries uses or the use of which is necessary for the conduct of the Business or the ownership or operation of any of the Company or its Subsidiaries’ assets, or (ii) has engaged in any transactions with the Company or any of its Subsidiaries. Schedule 3.8 sets forth a complete and accurate list of the Affiliates of the Company and its Subsidiaries and the ownership interests in the Affiliate of the Company, its Subsidiaries and each Beneficial Holder.

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3.9           Assumed Names. Schedule 3.9 is a complete and correct list of all assumed or “doing business as” names currently or, within five (5) years of the date of this Agreement used by the Company or any of its Subsidiaries, including names on any Websites. Since October 27, 2015, none of the Company or any of its Subsidiaries has used any name other than the names listed on Schedule 3.9 to conduct the Business. The Company and each of its Subsidiaries has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself.

3.10         Subsidiaries.

(a)          Except as set forth on Schedule 3.10, the Company does not currently own or within the past five (5) years has owned directly or indirectly, securities or other ownership interests in any other entity. The Company owns 100% of the issued and outstanding capital stock and securities of each Person listed on Schedule 3.10. None of the Company or any of its Subsidiaries is a party to any agreement relating to the formation of any joint venture, association or other entity.

(b)          Each Subsidiary is a corporation duly organized, validly existing and in good standing under and by virtue of the Laws of the jurisdiction of its formation set forth by its name on Schedule 3.10. Each Subsidiary has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted. No Subsidiary is qualified to do business as a foreign entity in any jurisdiction, except as set forth by its name on Schedule 3.10, and there is no other jurisdiction in which the character of the property owned or leased by any Subsidiary or the nature of its activities make qualification of such Subsidiary in any such jurisdiction necessary. Each Subsidiary has offices located only at the addresses set forth by its name on Schedule 3.10. No Subsidiary has taken any action, adopted any plan, or made any agreement or commitment in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

3.11         Consents. The Contracts listed on Schedule 3.11 are the only Contracts binding upon the Company, any of its Subsidiaries or any Beneficial Holder or by which any of the Shares or any of the Company or its Subsidiaries’ assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

3.12         Financial Statements.

(a)          Attached hereto as Schedule 3.12 are (i) the audited consolidated financial statements of the Company and its Subsidiaries as of and for the fiscal years ended December 31, 2016, consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve (12) month periods ended on such dates, and the audited consolidated cash flow statements for the twelve (12) month periods ended on such dates (the “Annual Financial Statements”).

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(b)          The Financial Statements are complete and accurate and fairly present, in conformity with US GAAP applied on a consistent basis, the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations of the Company and its Subsidiaries for the periods reflected therein. The Financial Statements (i) were prepared from the Books and Records of the Company and its Subsidiaries; (ii) were prepared on an accrual basis in accordance with US GAAP consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company and its Subsidiaries’ financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all liabilities for all material Taxes applicable to the Company and its Subsidiaries with respect to the periods then ended. The Company has delivered to Buyer complete and accurate copies of all “management letters” received by it from its accountants and all responses during the last five (5) years by lawyers engaged by the Company and its Subsidiaries to inquiries from its accountant or any predecessor accountants.

(c)          Except as specifically disclosed, reflected or fully reserved against on the Annual Financial Statements, and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the Annual Financial Statements, there are no liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Company or any of its Subsidiaries. All debts and liabilities, fixed or contingent, which should be included under US GAAP on the Annual Financial Statements are included therein.

(d)          The balance sheet included in the Annual Financial Statements accurately reflects the outstanding Indebtedness of the Company and its Subsidiaries as of the date thereof. Except as set forth on Schedule 3.12, none of the Company or any of its Subsidiaries has any Indebtedness.

(e)          All financial projections delivered by or on behalf of the Company or any Beneficial Holder to Buyer with respect to the Business were prepared in good faith using assumptions that the Company believes to be reasonable and neither the Company nor any Beneficial Holder is aware of the existence of any fact or occurrence of any circumstances that is reasonably likely to have an Material Adverse Effect.

3.13         Books and Records.

(a)          The Books and Records accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company and its Subsidiaries. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that:

(i)          transactions are executed only in accordance with management’s authorization;

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(ii)         all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company as permitted by US GAAP;

(iii)        access to assets is permitted only in accordance with management’s authorization; and

(iv)        recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(b)          The Company has heretofore made all Books and Records available to Buyer for its inspection and has heretofore delivered to Buyer complete and accurate copies of all documents referred to in the Schedules to this Agreement or that Buyer otherwise has requested. All Contracts, documents, and other papers or copies thereof delivered to Buyer by or on behalf of the Company are accurate, complete, and authentic.

(c)          All accounts, books and ledgers of the Company and its Subsidiaries have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. None of the Company or any of its Subsidiaries has any records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of the Company or any of its Subsidiaries and which is not located at the relevant Office.

3.14         Absence of Certain Changes. (a) Since October 27, 2015, the Company and its Subsidiaries have conducted the Business in the ordinary course consistent with past practices, and there has not been:

(a)          any Material Adverse Change or in any material diminishment in the value to Buyer of the transactions contemplated hereby;

(b)          any transaction, Contract or other instrument entered into, or commitment made, by the Company or any of its Subsidiaries relating to the Business or any of the Company or its Subsidiaries’ assets (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent in all respects, including kind and amount, with past practices and those contemplated by this Agreement;

(c)          any bonus, salary or other compensation paid or agreed to be paid to any employee except in accordance with Schedule 3.25(a) hereto;

(d)          any creation or other incurrence of any Lien other than Permitted Liens on any Shares or any of the Company or its Subsidiaries’ assets; or

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(e)          the redemption of, declaration or payment of any dividend or other distribution with respect to, the equity interests of the Company or any of its Subsidiaries.

Since October 27, 2015, through and including the date hereof, none of the Company or any of its Subsidiaries has taken any action nor has any event occurred which would have violated the covenants of the Company set forth in Section 5.1 herein if such action had been taken or such event had occurred between the date hereof and the Closing Date.

3.15         Properties; Title to the Company and its Subsidiaries’ Assets.

(a)          The Tangible Assets have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto. Schedule 3.15 sets forth a complete list, setting forth a description and location, of the Tangible Assets as of a date within five days of the date of this Agreement. All of the Tangible Assets are located at the offices of the Company and its Subsidiaries.

(b)          Each of the Company and its Subsidiaries has good, valid and marketable title in and to, or, in the case of the Office Lease and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use each of its respective assets, free and clear of all Liens other than Permitted Liens. The Company and its Subsidiaries’ assets constitute all of the assets of any kind or description whatsoever, including goodwill, that are used or useful in the operation of the Business.

3.16         Litigation. There is no Action (or any basis therefor) pending against, or to the best knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries, any of their officers or directors, any Beneficial Holder, the Business, or any Shares or any of the Company or its Subsidiaries’ assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Company, any of its Subsidiaries or any Beneficial Holder. None of the Company or any of its Subsidiaries is now, nor has it been in the past five (5) years, subject to any proceeding with the Federal Trade Commission or the Equal Employment Opportunity Commission or any comparable state or foreign agency.

3.17         Contracts.

(a)          Each Contract is a valid and binding agreement, and is in full force and effect, and neither the Company nor any of its Subsidiaries is party thereto nor, to the Company’s best knowledge, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Contract. None of the Company or any of its Subsidiaries has assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Contracts, or granted any power of attorney with respect thereto or to any of the Company or its Subsidiaries’ assets. No Contract (i) requires the Company or an of its Subsidiaries to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (ii) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to Buyer or any of its Affiliates. The Company has given to Buyer true and correct (A) fully executed copies of each written Contract and (B) written summaries of each oral Contract.

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(b)          The Contracts constitute all the material agreements, statements of work, purchase orders, arrangements, understandings and other instruments in effect to which the Company or any of its Subsidiaries is a party or to which any Shares or any of the Company or its Subsidiaries’ assets are bound. Schedule 3.17 lists all material Contracts, oral or written, separately referencing the applicable subsection below in each case, including:

(i)          all client Contracts which have generated revenues to the Company and its Subsidiaries or are expected to generate revenues to the Company and its Subsidiaries in excess of $10,000 in any of the current or next two (2) fiscal years or any of the two (2) preceding fiscal years of the Company;

(ii)         any other Contract pursuant to which the Company or any of its Subsidiaries is required to pay, has paid or is entitled to receive or has received an amount in excess of $10,000 during the current fiscal year or any one of the two preceding fiscal years;

(iii)        all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts;

(iv)        all material sales, agency, factoring, commission and distribution contracts to which the Company or any of its Subsidiaries is a party;

(v)         all ongoing agreements for purchases or receipt by the Company or any of its Subsidiaries of media, supplies, equipment, goods or services (other than under Section 3.17(b)(ii) or (iii));

(vi)        all joint venture, strategic alliance, limited liability company and partnership agreements to which the Company or any of its Subsidiaries is a party;

(vii)       all significant documents relating to any acquisitions or dispositions of assets by the Company or any of its Subsidiaries;

(viii)      all material licensing agreements, including agreements licensing Intellectual Property Rights, other than “shrink wrap” licenses;

(ix)         all secrecy, confidentiality and nondisclosure agreements restricting the conduct of the Company or any of its Subsidiaries;

(x)          all contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property Rights of the Company or any of its Subsidiaries;

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(xi)         all guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company or any of its Subsidiaries, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(xii)        all contracts or agreements with or pertaining to the Company or any of its Subsidiaries to which or any Beneficial Holder or any Affiliate of any Beneficial Holder is a party;

(xiii)       all agreements relating to real and tangible personal property, including any Real Property lease, sublease or space sharing, license or occupancy agreement, whether the Company or any of its Subsidiaries is granted or granting rights thereunder to occupy or use any premises;

(xiv)      any agreement to manufacture any goods to which the Company or any of its Subsidiaries is a party;

(xv)       all material agreements relating to Tangible Assets; and

(xvi)      all agreements relating to outstanding Indebtedness.

(c)          None of the Company or any of its Subsidiaries is subject to any Contract which prohibits, limits or restricts any use by it of any information regarding its customers, including limiting the solicitation of or other communication by it with its customers or providing any information regarding its customers to any third party. Each of the Company and its Subsidiaries has acted in compliance in all material respects with all terms and conditions and privacy policies published on each website, including with respect to its use of information regarding customers. Except as set forth in Schedule 3.17(c), the disclosure to Buyer, and the use by it, of customer identities and information regarding them and communications with them by Buyer, will not violate any Contract.

(d)          Each of the Company and its Subsidiaries is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

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3.18         Insurance.          Schedule 3.18 contains a true, complete and correct list (including the names and addresses of the insurers, the names of the Persons if other than the Company and its Subsidiaries to whom such insurance policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a “claims made” or an “occurrence” policy and a brief identification of the nature of the policy) of all liability, property, workers’ compensation and other insurance policies currently in effect that insure the property, assets or business of any of the Company or its Subsidiaries or their respective employees (other than self-obtained insurance policies by such employees). Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and none of the Company or any of its Subsidiaries have received any notice of cancellation or termination in respect of any such policy or default thereunder. Each of the Company and the Beneficial Holders believes such insurance policies, in light of the nature of the Company and its Subsidiaries’ business, assets and properties, are in amounts and have coverage that are reasonable and customary for Persons engaged in such business and having such assets and properties. None of the Company or any of its Subsidiaries, or to the knowledge of the Company, the Person to whom such policy has been issued, has received notice that any insurer under any policy referred to in this Section 3.18 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Except as set forth on Schedule 3.18, within the last two (2) years none of the Company or any of its Subsidiaries has filed for any claims exceeding $10,000 against any of its insurance policies, exclusive of automobile and health insurance policies. None of the Company or any of its Subsidiaries has received written notice from any of its insurance carriers or brokers that any premiums will be materially increased in the future, and does not have any reason to believe that any insurance coverage listed on Schedule 3.18 will not be available in the future on substantially the same terms as now in effect.

3.19         Licenses and Permits.          Schedule 3.19 correctly lists each license, franchise, permit, order or approval or other similar authorization affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Such Permits are valid and in full force and effect, and none of the Permits will, assuming the related Company Consents have been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company and its Subsidiaries have all Permits necessary to operate the Business.

3.20         Compliance with Laws.          None of the Company or any of its Subsidiaries is in violation of, has violated, and to the Company’s best knowledge, is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and within the last 12 months none of the Company or any of its Subsidiaries has received any subpoenas by any Authority.

(a)          Without limiting the foregoing paragraph, none of the Company or any of its Subsidiaries is in violation of, has not violated, and to the Company’s best knowledge is not under investigation with respect to nor has been threatened or charged with or given notice of any violation of any provisions of:

(i)          Any Law applicable due to the specific nature of the Business;

(ii)         the Foreign Corrupt Practices Act;

(iii)        the Ethics in Government Act;

(iv)        the Lobbying Disclosure Act;

(v)         any comparable or similar Law of any jurisdiction; or

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(vi)        any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

No permit, license or registration is required by the Company or any of its Subsidiaries in the conduct of the Business under any of the Laws described in this Section 3.20.

3.21         Intellectual Property.

(a)          Schedule 3.21 sets forth a true, correct and complete list of all Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right.

(b)          Within the past five (5) years (or prior thereto if the same is still pending or subject to appeal or reinstatement) none of the Company or any of its Subsidiaries has been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights, and the Company has no knowledge of any other claim of infringement by the Company or any of its Subsidiaries, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights of the Company or any of its Subsidiaries.

(c)          Neither the current use by the Company or any of its Subsidiaries, or any of their Affiliates, of the Intellectual Property Rights infringes, nor the use by the Company or any of its Subsidiaries, or any of their Affiliates, of the Intellectual Property Rights after the Closing will infringe, the rights of any other Person. Any Intellectual Property used by the Company or any of its Subsidiaries in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned by the Company or any of its Subsidiaries and no client, customer or other third-party has any claim of ownership on the Intellectual Property.

(d)          Except as disclosed on Schedule 3.21(c), all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company or any of its Subsidiaries or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which the Company or its Subsidiary is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company or its Subsidiary (or such predecessor in interest, as applicable) all right, title and interest in such material.

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3.22         Accounts Receivable; Loans.

(a)          All accounts, receivables and notes of the Company and its Subsidiaries, whether reflected on Schedule 3.23 or otherwise, represent valid obligations arising from services actually performed or goods actually sold by the Company and its Subsidiaries in the ordinary course of business. To the best of the Company’s knowledge, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note. Except as set forth on Schedule 3.23, to the best knowledge of the Company all accounts, receivables or notes are good and collectible in the ordinary course of business. The information set forth on Schedule 3.23 separately identifies any and all accounts, receivables or notes of the Company and its Subsidiaries which are owed by any Affiliate of the Company or any of its Subsidiaries.

(b)          None of the Company or any of its Subsidiaries is indebted to any of its Affiliates and no Affiliates are indebted to the Company or any of its Subsidiaries.

3.23         Pre-payments. Except as set forth on Schedule 3.24, none of the Company or any of its Subsidiaries has received any payments with respect to any services to be rendered or goods to be provided after the Closing.

3.24         Employees.

(a)          Schedule 3.25(a) sets forth a true, correct and complete list of the names, titles, annual salaries or wage rates and other compensation, vacation and fringe benefits, claims under benefit plans, resident alien status (if applicable), residence addresses, social security numbers, and office location of all salaried employees of the Company and its Subsidiaries and indicating part-time and full-time employment and all changes in salaries and wage rates per employee since January 1, 2014. None of the Company or any of its Subsidiaries or any Beneficial Holder has promised any employee, consultant or agent of the Company and its Subsidiaries that he or she will continue to be employed by or render services to the Company or any of its Subsidiaries or receive any particular benefits from the Company or any of its Subsidiaries or Buyer any of its Affiliates on or after the Closing.

(b)          Except as set forth on Schedule 3.25(b), none of the Company or any of its Subsidiaries is a party to or subject to any employment contract, consulting agreement, collective bargaining agreement, confidentiality agreement restricting the activities of the Company or any of its Subsidiaries, non-competition agreement restricting the activities of the Company or any of its Subsidiaries, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries.

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3.25         Employment Matters.

(a)          Schedule 3.26(a) sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company and its Subsidiaries now in effect or under which the Company or any of its Subsidiaries has or might have any obligation, or any understanding between the Company or any of its Subsidiaries and any employee concerning the terms of such employee’s employment that does not apply to the Company and its Subsidiaries’ employees generally (collectively, “Labor Agreements”). The Company has previously delivered to Buyer true and complete copies of each such Labor Agreement, any employee handbook or policy statement of the Company or any of its Subsidiaries, and complete and correct information concerning the Company and its Subsidiaries’ employees, including with respect to the (i) name, residence address, and social security number; (ii) position; (iii) compensation; (iv) vacation and other fringe benefits; (v) claims under any benefit plan; and (vii) resident alien status (if applicable). Schedule 3.26(a) sets forth a true and complete list of the names, addresses and titles of the directors, officers and managers of each of the Company and its Subsidiaries.

(b)          Except as disclosed on Schedule 3.26(b):

(i)          all employees of the Company and its Subsidiaries are employees at will, and the employment of each employee by the Company or any of its Subsidiaries may be terminated immediately by the Company or its Subsidiary, as applicable, without any cost or liability except severance in accordance with the Company and its Subsidiaries’ standard severance practice as disclosed on Schedule 3.26(b);

(ii)         to the best knowledge of the Company, no employee of the Company or any of its Subsidiaries has any plan to terminate his or her employment now or in the near future, whether as a result of the transactions contemplated hereby or otherwise;

(iii)        to the best knowledge of the Company, no employee of the Company or any of its Subsidiaries, in the ordinary course of his or her duties, has breached or will breach any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

(iv)        None of the Company or any of its Subsidiaries is a party to any collective bargaining agreement, has any material labor relations problems, and there is no pending representation question or union organizing activity respecting employees of the Company or any of its Subsidiaries.

(c)          Each of the Company and its Subsidiaries has complied in all material respects with all Labor Agreements and all applicable laws relating to employment or labor. There is no legal prohibition with respect to the permanent residence of any employee of the Company or any of its Subsidiaries in the United States or his or her permanent employment by the Company or any of its Subsidiaries. Except as disclosed on Schedule 3.26(c), no present or former employee, officer, director or manager of the Company or any of its Subsidiaries has, or will have at the Closing Date, any claim against the Company or any of its Subsidiaries for any matter including for wages, salary, or vacation or sick pay, or otherwise under any Labor Agreement. All accrued obligations of the Company and its Subsidiaries applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by the Company or any of its Subsidiaries to any trust or other fund or to any Authority, with respect to unemployment or disability compensation benefits, social security benefits, under ERISA or otherwise, have been paid or adequate accruals therefor have been made.

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3.26         Withholding. All accrued obligations of the Company and its Subsidiaries applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, for payments by the Company or any of its Subsidiaries to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements. All reasonably anticipated obligations of the Company and its Subsidiaries with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company and its Subsidiaries prior to the Closing Date.

Employee Benefits and Compensation.

.

(a)          Schedule 3.27 sets forth a true and complete list of each “employee benefit plan” (as defined in Section 3(3) of ERISA), bonus, deferred compensation, equity-based or non-equity-based incentive, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, maintained or contributed to by the Company or any of its Subsidiaries at any time during the 7-calendar year period immediately preceding the date hereof and/or with respect to which the Company or any of its Subsidiaries could incur or could have incurred any direct or indirect, fixed or contingent liability (each a “Plan” and collectively, the “Plans”). Each Plan is and has been maintained in substantial compliance with all applicable laws, including but not limited to ERISA, and has been administered and operated in all material respects in accordance with its terms.

3.27         Real Property.

(a)          Except for the Office Leases set forth on Schedule 3.28, none of the Company or any of its Subsidiaries owns, or otherwise has an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. Each of the Company and its Subsidiaries has good, valid and subsisting title to its respective leasehold estates in the offices described on Schedule 3.28, free and clear of all Liens. None of the Company or any of its Subsidiaries has breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company or any of its Subsidiaries or served upon the Company or any of its Subsidiaries claiming any violation of any local zoning ordinance.

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(b)          With respect to each Office Lease: (i) it is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exists no default or event of default thereunder by the Company or any of its Subsidiaries or by any other party thereto; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company or any of its Subsidiaries thereunder; and (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Company holds the leasehold estates on the Office Leases, free and clear of all Liens, except for Liens of mortgagees of the Real Property in which such leasehold estate is located. The Real Property leased by the Company is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with any of the leased Real Properties. The Company is in physical possession and actual and exclusive occupation of the whole of the leased property, none of which is subleased or assigned to another Person. The Office Leases lease all useable square footage of the premise located at the leased Real Property. The Company does not owe any brokerage commission with respect to any Real Property.

3.28         Accounts. Schedule 3.29 sets forth a true, complete and correct list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of the Company and its Subsidiaries, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

3.29         Tax Matters.

(a)          (i) Each of the Company and its Subsidiaries has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes of the Company and its Subsidiaries which have become due; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iii) except as set forth on Schedule 3.30, all such Tax Returns have been examined by the relevant Taxing Authority or the period for assessment for Taxes in respect of such Tax Returns has expired; (iv) there is no Action, pending or proposed or, to the best knowledge of the Company, threatened, with respect to Taxes of the Company or any of its Subsidiaries or for which a Lien may be imposed upon any of the Company’s or its Subsidiaries’ assets and, to the best of the Company’s knowledge, no basis exists therefor; (v) no statute of limitations in respect of the assessment or collection of any Taxes of the Company or any of its Subsidiaries or for which a Lien may be imposed on any of the Company or its Subsidiaries’ assets has been waived or extended, which waiver or extension is in effect; and (vi) the Company and each Subsidiary has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and have duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company or such Subsidiary.

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3.30         Environmental Laws.      Each of the Company and its Subsidiaries has complied in all material respects with all Laws relating to pollution or the protection of the environment or human health or hazardous materials (“Environmental Laws”), and there is not and there has not been at any time any notice, demand, request for information, complaint, order, investigation, or review pending or, to the best knowledge of the Company, threatened by any Authority with respect to any alleged violation by the Company or any of its Subsidiaries of any Environmental Law. None of the Company or any of its Subsidiaries has been requested by any Authority to pay any sum of money, or otherwise aid or take any action or refrain from taking actions, to abate or remediate any environmental occurrence or condition (including removal of asbestos or any other potentially hazardous substance). Any Real Property owned by the Company or any of its Subsidiaries, or any of their Affiliates, is in compliance in all material respects with all Environmental Laws and no Phase I or Phase II Site Assessments for any such Real Property have identified any violations of any Environmental Laws in connection therewith.

3.31         Finders’ Fees.      There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company, any Beneficial Holder or any of their Affiliates who might be entitled to any fee or commission from Buyer or any of its Affiliates (including the Company following the Closing) upon consummation of the transactions contemplated by this Agreement.

3.32         Powers of Attorney and Suretyships.     Except as set forth on Schedule 3.33, none of the Company or any of its Subsidiaries has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

3.33         Directors and Officers.     Schedule 3.34 sets forth a true, correct and complete list of all officers of the Company or any of its Subsidiaries. The Persons listed on Schedule 3.34 are, and since the date of formation, have been, the only directors of the Company and its Subsidiaries.

3.34         Other Information.     Neither this Agreement nor any of the documents or other information made available to Buyer or its Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with Buyer’s due diligence review of the Business, the Shares, any of the Company or its Subsidiaries’ assets or the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. To the best knowledge of the Company, the Company and the Beneficial Holders provided Buyer all material information regarding the Business.

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3.35         Certain Business Practices. Neither the Company, nor any Subsidiary, nor any director, officer, agent, employee, shareholder or any Beneficial Holder of the Company or any Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Company, nor any Subsidiary, nor any director, officer, agent or employee of the Company or any Subsidiary (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company) has, since January 1, 2000, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or any Subsidiary or assist the Company or any Subsidiary in connection with any actual or proposed transaction, which, if not given could reasonably be expected to have had an adverse effect on the Company or any Subsidiary, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of the Company or any Subsidiary that could reasonably be expected to subject the Company or any Subsidiary to suit or penalty in any private or governmental litigation or proceeding.

3.36         Money Laundering Laws.    The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”), and no Action involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.37         OFAC.     None of the Company, any Subsidiary, any director or officer of the Company or any Subsidiary, or, to the knowledge of the Beneficial Holders, the Company or any Subsidiary, any agent, employee, affiliate or Person acting on behalf of the Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company or any Subsidiary has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

3.38         Additional Foreign Business Representations and Warranties.

(a)          All material consents, approvals, authorizations or licenses requisite under relevant foreign law for the due and proper establishment and operation of the Company and its Subsidiaries have been duly obtained from the relevant foreign Authority and are in full force and effect.

(b)          All filings and registrations with the relevant foreign Authorities required in respect of the Company and its Subsidiaries and their respective operations including, without limitation, the registration with and/or approval by relevant tax bureau and customs offices and other relevant foreign Authorities have been duly completed in accordance with the relevant foreign rules and regulations, except where the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

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(c)          The Company and its Subsidiaries have complied with all relevant foreign laws and regulations regarding the contribution and payment of their registered share capital.

(d)          Neither the Company nor any of its Subsidiaries is in receipt of any letter or notice from any relevant foreign Authority notifying it of the revocation, or otherwise questioning the validity, of any licenses or qualifications issued to it or any subsidy granted to it by any relevant foreign Authority for non-compliance with the terms thereof or with applicable foreign laws, or the need for compliance or remedial actions in respect of the activities carried out by the Company or any of its Subsidiaries, except where the notice or the letter does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(e)          The Company and its Subsidiaries have conducted their respective business activities within the permitted scope of business or have otherwise operated their respective businesses in compliance, in all material respects, with all relevant legal requirements and with all requisite licenses and approvals granted by competent foreign Authorities, except where such non-compliance has not had and would not reasonably be expected to have, resulted in a Material Adverse Effect. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of the Company’s or its Subsidiaries’ business which is subject to periodic renewal, the Beneficial Holders, the Company and each Subsidiary have no knowledge of any grounds on which such requisite renewals will not be granted by the relevant foreign Authorities, except where such grounds do not, and would not, individually or in the aggregate, result in a Material Adverse Effect.

(f)          With regard to employment and staff or labor, the Company and its Subsidiaries have complied, in all material respects, with all applicable foreign laws and regulations, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.

3.39         Investment Representations.     Each Beneficial Holder hereby acknowledges, represents and warrants to, and agrees with, the Buyer as follows:

(a)          Each Beneficial Holder is acquiring the Closing Payment Shares for its own account, for investment purposes only, and not with a view to or for the resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

(b)          Each Beneficial Holder acknowledges its understanding that the Closing Payment Shares are being offered pursuant to an exemption from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act In furtherance thereof and each such Beneficial Holder represents and warrants to and agrees with the Buyer as follows: (i) each Beneficial Holder has the financial ability to bear the economic risk of his investment in the Closing Payment Shares, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Buyer; (ii) each Beneficial Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Closing Payment Shares and has obtained, in his judgment, sufficient information from the Buyer to evaluate the merits and risks of an investment in the Closing Payment Shares. Each Beneficial Holder has not utilized any person as his purchaser representative in connection with evaluating such merits and risks; and (iii) Each Beneficial Holder hereby confirms that he, she or it is an Accredited Investor, as defined in Rule 501 of the Securities Act.

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(c)          Each Beneficial Holder: (i) has evaluated the risks of a purchase of the Closing Payment Shares, and has relied solely (except as indicated in subsections (ii) through (iv) below) on the information contained herein in making the investment in the Closing Payment Shares; (ii) has been provided an opportunity to obtain any additional information concerning the Buyer and all other information to the extent the Buyer possesses such information or could acquire it without unreasonable effort or expense; (iii) has been given the opportunity to ask questions of, and receive answers from, the Buyer concerning the terms and conditions of the transactions contemplated by this Agreement and other matters pertaining to this Agreement, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information which has been provided in order for it to evaluate the merits and risks of an investment in the Buyer to the extent the Buyer possess such information or could acquire it without unreasonable effort or expense, and has not been furnished any other offering literature or prospectus except as mentioned herein; (iv) has reviewed copies of the Buyer SEC Reports; and (v) has determined that the Closing Payment Shares are a suitable investment for it and that at this time it could bear a complete loss of its investment;

(d)          Each Beneficial Holder acknowledges and agrees that (i) the Buyer has not furnished any legal or tax advice in connection with an investment in the Buyer, (ii) Each Beneficial Holder has been advised to consult with its own legal and tax advisors relating to the legal and tax consequences of an investment in the Buyer, (iii) to the extent desired and each such Beneficial Holder has consulted with its own legal and tax advisors relating to his investment in the Buyer, and (iv) Each Beneficial Holder is not relying on any legal or tax advice from the Buyer. Each Beneficial Holder represents that it is not investing in the Buyer for the purpose of obtaining any tax benefit.

(e)          Each Beneficial Holder represents, warrants and agrees that it will not sell or otherwise transfer the Closing Payment Shares without registration under the Act or an exemption therefrom, and fully understands and agrees that it must bear the economic risk of its purchase for an indefinite period of time because, among other reasons, the Closing Payment Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable state securities laws or an exemption from such registration is available.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Company and the Beneficial Holders that:

4.1           Corporate Existence and Power. Buyer is a corporation duly formed, validly existing and in good standing under the laws of the Cayman Islands.

4.2           Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the Additional Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and it constitutes, and upon their execution and delivery, the Additional Agreements will constitute, a valid and legally binding agreement of Buyer, enforceable against it in accordance with its terms.

4.3           Governmental Authorization. Neither the execution, delivery nor performance by Buyer of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority.

4.4           Non-Contravention. The execution, delivery and performance by Buyer of this Agreement do not and will not (i) contravene or conflict with the organizational or constitutive documents of Buyer, or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon Buyer.

4.5           Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer or any of its Affiliates who might be entitled to any fee or commission from the Beneficial Holders or any of their Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

4.6           Issuance of Shares. The Closing Payment Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

4.7           Listing. The Buyer Common Stock is listed on the Nasdaq Capital Market. There is no action or proceeding pending or, to Buyer’s knowledge, threatened against Buyer by the Nasdaq Capital Market with respect to any intention by such entity to suspend or delist the trading of the Buyer Common Stock on the Nasdaq Capital Market.

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4.8           SEC Filings and Buyer Financial Statements. Buyer has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Buyer with the SEC since Buyer’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto. Buyer has delivered to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Buyer’s Annual Reports on Form 20-F for each fiscal year of Buyer beginning with the first year Buyer was required to file such a form, (ii) all proxy statements relating to Buyer’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Reports of Foreign Private Issuer on Form 6-K, including any such reports furnishing any interim financial statements required to be furnished by the rules of the Nasdaq Capital Market since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 4.12) filed by Buyer with the SEC since Buyer’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the “Buyer SEC Reports”). The Buyer SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes–Oxley Act of 2002, as the case may be, and the rules and regulations thereunder. The Buyer SEC Reports did not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Buyer SEC Report has been or is revised or superseded by a later filed Buyer SEC Report, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 4.9, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

ARTICLE V
COVENANTS OF THE COMPANY AND BENEFICIAL HOLDERS PENDING CLOSING

The Company and the Beneficial Holders jointly and severally covenant and agree that:

5.1           Conduct of the Business. (a) From the date hereof through the Closing Date, the Company and its Subsidiaries shall, and the Beneficial Holders shall cause the Company and its Subsidiaries to, conduct the Business only in the ordinary course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions without the prior written consent of Buyer, and shall use its best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, without Buyer’s prior written consent, the Company shall not, and shall cause its Subsidiaries to not:

(i)          amend, modify or supplement its Certificate of Incorporation or By-Laws or other organizational or governing documents;

(ii)         amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract (including Contracts described in Section 5.1(a)(ii)) below), or any other right or asset of the Company and its Subsidiaries;

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(iii)        modify, amend or enter into any contract, agreement, lease, license or commitment, which (A) is with respect to Real Property, (B) extends for a term of one year or more or (C) obligates the payment of more than $300,000 (individually or in the aggregate);

(iv)        make any capital expenditures in excess of $300,000 (individually or in the aggregate);

(v)         sell, lease, license or otherwise dispose of any of the Company or its Subsidiaries’ assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein and (ii) sales of Inventory in the ordinary course consistent with past practice;

(vi)        accept returns of products sold from Inventory except in the ordinary course, consistent with past practice;

(vii)       pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, or pay, declare or promise to pay any other payments to any Beneficial Holders (other than, in the case of any Beneficial Holder as an employee of the Company or its Subsidiary, payments of salary accrued in said period at the current salary rate set forth on Schedule 3.25(a)) or any Affiliate of the Company or any its Subsidiaries;

(viii)      authorize any salary increase of more than 10% for any employee making an annual salary of greater than $50,000 or in excess of $10,000 in the aggregate on an annual basis or change the bonus or profit sharing policies of the Company and its Subsidiaries;

(ix)         obtain or incur any loan or other Indebtedness;

(x)          suffer or incur any Lien on any of the Company or its Subsidiaries’ assets;

(xi)         suffer any damage, destruction or loss of property related to any of the Company or its Subsidiaries’ assets, whether or not covered by insurance;

(xii)        delay, accelerate or cancel any receivables or Indebtedness owed to the Company or any of its Subsidiaries or write-off or make further reserves against the same;

(xiii)       merge or consolidate with or acquire any other Person or be acquired by any other Person;

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(xiv)      suffer any insurance policy protecting any of the Company or its Subsidiaries’ assets to lapse;

(xv)       amend any of its plans or fail to continue to make timely contributions thereto in accordance with the terms thereof;

(xvi)      make any change in its accounting principles or methods or write down the value of any inventory or assets;

(xvii)     change the place of business or jurisdiction of organization of the Company or any of its Subsidiaries;

(xviii)    extend any loans other than travel or other expense advances to employees in the ordinary course of business not to exceed $10,000 individually or $50,000 in the aggregate;

(xix)       issue, redeem or repurchase any shares of its capital stock, or issue any securities exchangeable for or convertible into any shares of its capital stock;

(xx)        effect or agree to any changes in shipping practices, terms or rates;

(xxi)       reduce the prices of products sold from Inventory for customers except in the ordinary course of business;

(xxii)      effect or agree to any change in any practices or terms, including payment terms, with respect to customers or suppliers;

(xxiii)     hire any employees, consultants or advisors;

(xxiv)    make or change any material Tax election or change any annual Tax accounting periods; or

(xxv)     agree to do any of the foregoing.

(b)          The Company and its Subsidiaries shall not, and the Beneficial Holders shall cause the Company and its Subsidiaries not to, (i) take or agree to take any action that might make any representation or warranty of the Company or any Beneficial Holders hereunder inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

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5.2           Access to Information.

(a)          From the date hereof until and including the Closing Date, the Company and its Subsidiaries shall, and each Beneficial Holders shall cause the Company and its Subsidiaries to, (a) continue to give Buyer, its legal counsel and other representatives full access to the offices, properties and, Books and Records, (b) furnish to Buyer, its legal counsel and other representatives such information relating to the Business as such Persons may request and (c) cause the employees, legal counsel, accountants and representatives of the Company and its Subsidiaries to cooperate with Buyer in its investigation of the Business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or the Beneficial Holders.

(b)          The Company and the Beneficial Holders shall arrange for representatives of Buyer to meet with or speak to the representatives of the [five (5)] largest clients of the Company and its Subsidiaries.

5.3           Notices of Certain Events. The Company and each Beneficial Holder shall promptly notify Buyer of:

(a)          any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company or any of its Subsidiaries (or Buyer, Post-Closing) to any such Person or create any Lien on any Shares or any of the Company or its Subsidiaries’ assets;

(b)          any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c)          any Actions commenced or threatened against, relating to or involving or otherwise affecting any Beneficial Holder, the Company or any of its Subsidiaries, the Shares, any of the Company or its Subsidiaries’ assets or the Business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d)          the occurrence of any fact or circumstance which constitutes or results in a Material Adverse Change; and

(e)          the occurrence of any fact or circumstance which results in any representation made hereunder by the Company and/or any Beneficial Holder to be false or misleading in any respect or to omit or fail to state a material fact.

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5.4           Exclusivity. Neither the Company nor any Beneficial Holder nor anyone acting on their behalf is currently involved, directly or indirectly, in any activity which is intended to, nor for so long as this Agreement is in effect, shall the Company, any Beneficial Holder or anyone acting on their behalf, directly or indirectly, (a) encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information to or cooperate in any manner with any Person, other than Buyer or its Affiliates (each an “Excluded Person,” and collectively “Excluded Persons”), or an officer, partner, employee or other representative of an Excluded Person, concerning the sale of all or any part of the Business, any of the Company or its Subsidiaries’ assets (other than in the ordinary course of business), the Shares or any capital stock or other securities of the Company or any of its Subsidiaries, whether such transaction takes the form of a sale of stock, assets, merger, consolidation, or issuance of debt securities or making of a loan or otherwise or any joint venture or partnership or (b) otherwise solicit, initiate or encourage the submission (or attempt to submit) of any inquiry or proposal contemplating the sale of all or any part of the Business, the sale of the Company or its Subsidiaries’ assets (other than in the ordinary course of business), the Shares or any capital stock, membership interests or other securities of the Company or any of its Affiliates or Subsidiaries, whether such transaction takes the form of a sale of equity, assets, merger, consolidation or otherwise, or issuance of debt securities or making of a loan or any joint venture or partnership or (iii) consummate any such transaction or accept any offer or agree to engage in any such transaction. The Company or the Beneficial Holders shall promptly (within 24 hours) communicate to Buyer the terms of any proposal, contract or sale which it may receive in respect of any of the foregoing and respond to any such communication in a manner reasonably acceptable to Buyer. The notice of the Company and each Beneficial Holder under this Section 5.4 shall include the identity of the person making such proposal or offer, copies (if written) or a written description of the terms (if oral) thereof and any other such information with respect thereto as Buyer may reasonably request.

ARTICLE VI
COVENANTS OF THE COMPANY AND THE Beneficial Holders

The Company and Beneficial Holders, jointly and severally, covenant and agree that:

6.1           Confidentiality. Except as otherwise required by law, prior to and after the Closing, neither the Company nor any Beneficial Holders shall, without the prior written consent of Buyer, or a person authorized thereby, disclose to any other Person or use (whether for the account of the Company or any Beneficial Holders or any other party) any confidential information or proprietary work product of Buyer or the Company or any client of Buyer or the Company. In the event the Company or any Beneficial Holders believes that it is required to disclose any such confidential information pursuant to applicable Laws, the Company or such Beneficial Holder shall give timely written notice to Buyer so that Buyer may have an opportunity to obtain a protective order or other appropriate relief. The Company and all Beneficial Holders shall cooperate fully in any such action by Buyer.

6.2           Injunctive Relief. If the Company or any Beneficial Holders breaches, or threatens to commit a breach of, any of the covenants set forth in Sections 5.1, 5.4, 6.1, 7.2 or 11.4 (the “Restrictive Covenants”), Buyer shall have the following rights and remedies, which shall be in addition to, and not in lieu of, any other rights and remedies available to Buyer by agreement (including those set forth in Section 9.1 hereof), under law or in equity:

(a)          The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Buyer and that monetary damages will not provide adequate remedy to Buyer; and

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(b)          The right and remedy to require the Company and each Beneficial Holder, jointly and severally, (i) to account for and pay over to Buyer all compensation, profits, monies, accruals, increments or other benefits derived or received by the Company, any Beneficial Holders or any associated party as the result of any such breach; and (ii) to indemnify Buyer against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorneys’ fees and court costs, which may be incurred by it and which result from or arise out of any such breach or threatened breach.

6.3           Best Efforts to Obtain Consents. The Company and Beneficial Holders shall use their best efforts to obtain each Company Consent as promptly as practicable hereafter.

ARTICLE VII
COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

7.1           Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and in the case of the Company and each Beneficial Holder as reasonably requested by Buyer, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement in order to transfer all of the Shares to Buyer and to vest in Buyer good, valid and marketable title to the Shares, free and clear of all Liens.

7.2           Confidentiality of Transaction. Any information (except publicly available or freely usable material obtained from another source) respecting any party or its Affiliates will be kept in strict confidence by all other parties to this Agreement and their agents. Except as required by Law, neither the Company nor any Beneficial Holder nor any of their respective Affiliates, directors, officers, employees or agents will disclose the terms of the transactions contemplated hereunder or by any Additional Agreement at any time, currently, or on or after the Closing, regardless of whether the Closing takes place, except as required by Law or as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents of the Company shall be advised of the confidential nature of the terms of the transaction and shall themselves be required by the Company to keep such information confidential. Except as required by Law, each party shall retain all information obtained from the other and their legal counsel on a confidential basis except as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents of such party shall be advised of the confidential nature of the terms of the transaction and shall themselves be required by such party to keep such information confidential.

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ARTICLE VIII
CONDITIONS TO CLOSING

8.1           Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction of all the following conditions: (a) no provision of any applicable Law, and no Order shall prohibit or impose any condition on the consummation of the Closing, (b) there shall not be pending or threatened any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing, and (c) the parties shall have received all necessary approvals from the applicable Authorities, including approval from the Nasdaq Capital Market for continued listing of the Buyer Common Stock following the Closing.

8.2           Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction, or the waiver at Buyer’s sole and absolute discretion, of all the following further conditions:

(a)          The Company and Beneficial Holders shall have duly performed all of their obligations hereunder required to be performed by them at or prior to the Closing Date.

(b)          All of the representations and warranties of the Company and Beneficial Holders contained in this Agreement, the Additional Agreements and in any certificate or other writing delivered by the Company or any Beneficial Holders pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true, correct and complete at and as of the date of this Agreement, or, (ii) if otherwise specified, when made or when deemed to have been made, and (iii) shall be true, correct and complete as of the Closing Date, in the case as (i) and (ii) with only such exceptions as could not in the aggregate reasonably be expected to have a Material Adverse Effect.

(c)          There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Change or a Material Adverse Effect, regardless of whether it involved a known risk.

(d)          Buyer shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company and all Beneficial Holders to the effect set forth in clauses (a) through (c) of this Section 9.2.

(e)          No court, arbitrator or other Authority shall have issued any judgment, injunction, decree or order, or have pending before it a proceeding for the issuance of any thereof, and there shall not be any provision of any applicable Law restraining or prohibiting the consummation of the Closing, the ownership by Buyer of any of the Shares or the effective operation of the Business by the Company and its Subsidiaries after the Closing Date.

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(f)          Buyer shall have received all documents it may request relating to the existence of the Company and its Subsidiaries and the authority of the Company to enter into and perform under this Agreement, all in form and substance reasonably satisfactory to Buyer and its legal counsel, including (i) a copy of the certificate of incorporation of the Company certified as of a recent date by the Secretary of State of its jurisdiction of organization, (ii) copies of the Company’s by-laws as effective on the date hereof; (iii) copies of resolutions duly adopted by the board of directors of the Company and by the unanimous vote or consent of the Company’s stockholders authorizing this Agreement, the Additional Agreements and the transaction contemplated hereby and thereby, (iv) a certificate of the Secretary of the Company certifying as to signatures of the officer(s) executing this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary, and (v) a recent good standing certificate regarding the Company from the office of the Secretary of State of Cayman Islands and each other jurisdiction in which the Company is qualified to do business.

(g)          Buyer shall have received from the Beneficial Holders certificates representing the Shares, duly endorsed in blank by the applicable Beneficial Holder, or accompanied by stock powers duly executed in blank by the applicable Beneficial Holder, with all necessary transfer Tax and other revenue stamps, acquired at such Beneficial Holder’s expense, affixed.

(h)          Buyer shall be fully satisfied, in its sole discretion which shall be exercised in good faith, with the results of its and its representatives’ review of the Business, the Shares and the Company and its Subsidiaries (including any review of the capitalization, assets, processes, systems, financial condition, and prospects of the Business and the Company and its Subsidiaries), provided that no such review shall affect any representation or warranty of the Company or any Beneficial Holders given hereunder or in any instrument related to the transactions contemplated hereby.

(i)          Buyer shall have received copies of all Company Consents (including the consents of the landlords under the Officer Leases), in form and substance reasonably satisfactory to Buyer, and no such Company Consent shall have been revoked.

(j)           Han Kun Law Offices and Sertus Incorporation Limited, counsels to the Company and the Beneficial Holders, shall have delivered opinions reasonably acceptable to the Buyer.

(k)          The Company shall have delivered to Buyer’s satisfaction updated Schedules to this Agreement as of a date within 3 Business Days of the Closing Date and all such updated schedules shall be true, correct and complete as of the date with respect thereto set forth in the respective representation and warranty.

(l)          The Company and the Beneficial Holders shall have entered into and delivered a counterpart signature page of each Additional Agreement to which it is a party.

8.3           Conditions to Obligations of the Company and Beneficial Holders. The obligation of the Company and Beneficial Holders to consummate the Closing is subject to the satisfaction, or the waiver, of all the following further conditions:

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(a)          (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) the Beneficial Holders shall have received a certificate signed by an authorized officer of Buyer to the foregoing effect.

(b)          Buyer and each Beneficial Owner shall have entered into and delivered a counterpart signature page of each Additional Agreement to which it is a party.

ARTICLE IX
INDEMNIFICATION

9.1           Indemnification of Buyer. The Company (solely with respect to claims made under this Section 9.1 prior to the Closing), Mr. Wang Shun Yang, and the Beneficial Holders hereby jointly and severally agree to indemnify and hold harmless Buyer, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (the “Purchaser Indemnitees”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (each of the foregoing a “Loss,” and collectively, “Losses”) incurred or sustained by any Purchaser Indemnitee as a result of or in connection with (a) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of the Company or any Beneficial Holders contained herein or any certificate or other writing delivered pursuant hereto, (b) any Actions by any third parties with respect to the Business (including breach of contract claims, violations of warranties, trademark infringement, for “spamming”, privacy violations, torts or consumer complaints) for any period prior to the Closing Date, (c) the violation of any Laws in connection with or with respect to the operation of the Business prior to the Closing Date, (d) any claims by any employee of the Company or any of its Subsidiaries with respect to any period or event occurring on or prior to the Closing Date, or relating to the termination of employee’s employment status in connection with the transactions contemplated by this Agreement, or the termination, amendment or curtailment of any employee benefit plans, (e) the failure of the Company or any of its Subsidiaries to pay any Taxes to any Taxing Authority or to file any Tax Return with any Taxing Authority with respect to any period ending on or prior to the Closing Date, or (f) any sales, use, transfer or similar Tax imposed on Buyer or its Affiliates as a result of any transaction contemplated by this Agreement. The total payments made by the Beneficial Holders to the Purchaser Indemnitees with respect to Losses shall not exceed the Purchase Price (the “Indemnifiable Loss Limit”), except that the Indemnifiable Loss Limit shall not apply with respect to any Losses relating to or arising under or in connection with any of clauses (b) through (f) of this Section 10.1. No Purchaser Indemnitee shall be entitled to indemnification pursuant to this Section 10.1 unless and until the aggregate amount of Losses to all Purchaser Indemnitees equals at least $300,000 (the “Basket”), at which time, subject to the Indemnifiable Loss Limit, the Purchaser Indemnitees shall be entitled to indemnification for the total amount of such Losses. Notwithstanding anything set forth in this Section 9.1, (i) any amounts recovered under Section 6.2(b), and (ii) any Losses incurred by any Purchaser Indemnitee arising out of the failure of any Beneficial Holders to perform any covenant or obligation to be performed by him or it at or after the Closing Date, shall not, in any such case, be subject to or applied against the Indemnifiable Loss Limit or the Basket, respectively.

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9.2           Indemnification of the Beneficial Holders. Buyer hereby agrees to indemnify and hold harmless the Beneficial Holders, each of their Affiliates, and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (the “Beneficial Holder Indemnitees”) against and in respect of any Losses incurred or sustained by any Stockholder Indemnitee as a result of any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of Buyer contained herein. The total payments made by Buyer to Beneficial Holder Indemnitees with respect to Losses shall not exceed $300,000; provided, however, Beneficial Holder Indemnitees shall not be entitled to indemnification pursuant to this Section 10.2 unless and until the aggregate amount of Losses to Beneficial Holder Indemnitees equals at least the Basket, at which time, subject to the Indemnifiable Loss Limit, the Beneficial Holder Indemnitees shall be entitled to indemnification for the total amount of such Losses. Notwithstanding anything set forth in this Section 10.2, any Losses incurred by any Stockholder Indemnitee arising out of the failure of Buyer to perform any covenant or obligation to be performed by it at or after the Closing Date including payment of the Purchase Price, shall not be subject to or applied against the Indemnifiable Loss Limit or the Basket, respectively.

9.3           Procedure. The following shall apply with respect to all claims by either a Purchaser Indemnitee or a Stockholder Indemnitee (together, “Indemnified Party”) for indemnification:

(a)          An Indemnified Party shall give the Beneficial Holders or Buyer, as applicable, prompt notice (an “Indemnification Notice”) of any third-party Action with respect to which such Indemnified Party seeks indemnification pursuant to Section 10.1 or 10.2 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Section 10.1 or 10.2, except to the extent such failure materially and adversely affects the ability of the Beneficial Holders or Buyer, as applicable (any of such parties, “Indemnifying Parties”) to defend such claim or increases the amount of such liability.

(b)          In the case of any Third-Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Parties, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Indemnifying Parties, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within ten (10) days thereafter), shall (i) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Section 10.1 or 10.2 are applicable to such Action and the Indemnifying Parties will indemnify such Indemnified Party in respect of such Action pursuant to the terms of Section 10.1 or 10.2 and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the Indemnifying Parties liability for Losses, counterclaim or offset, (ii) notify such Indemnified Party in writing of the intention of the Indemnifying Parties to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third-Party Claim.

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(c)          If the Indemnifying Parties assume the defense of any such Third-Party Claim pursuant to Section 10.3(b), then the Indemnified Party shall cooperate with the Indemnifying Parties in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Parties and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Indemnifying Parties so assume the defense of any such Third-Party Claim the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Parties have agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Parties.

(d)          If the Indemnifying Parties elect to assume the defense of any Third-Party Claim pursuant to Section 10.3(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Parties withdraw from or fail to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the Indemnified Party for such liability. If the Indemnifying Parties do not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Parties fail to adequately prosecute or withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties’ expense. Notwithstanding anything to the contrary, the Indemnifying Parties shall not be entitled to control, but may participate in, and the Indemnified Party (at the expense of the Indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the Indemnified Party or (y) the entire Third Party Claim if such Third Party Claim would impose liability on the part of the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Party retains control of the Third Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

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(e)          If the Indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 10.1 or 10.2 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Parties prompt written notice thereof and the Indemnifying Parties shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties’ expense. The Indemnifying Parties shall not, without the prior written consent of such Indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party, (ii) in which such Third Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other Actions (known or unknown) arising or which might arise out of the same facts.

9.4           Periodic Payments. Any indemnification required by Section 9.1 or 9.2 for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the Indemnifying Parties to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

9.5           Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third party reimbursement actually received.

9.6           Survival of Indemnification Rights. The representations and warranties of the Company, the Beneficial Holders and Buyer shall survive until the [three (3)] year anniversary of the Closing.

ARTICLE X
TERMINATION

10.1         Termination Without Default; Expenses. In the event that the Closing of the transactions contemplated hereunder has not occurred by June 30, 2017 (the “Outside Closing Date”) and no material breach of this Agreement by Buyer, on one hand, or the Company or any Beneficial Holder, on the other hand, seeking to terminate this Agreement shall have occurred or have been made (as provided in Section 12.2 hereof), Buyer or the Beneficial Holders shall have the right, at its sole option, to terminate this Agreement without liability to the other side. Such right may be exercised by Buyer or the Beneficial Holders, as the case may be, giving written notice to the other at any time after the Outside Closing Date. In the event this Agreement is terminated pursuant to this Section 12.1, each party shall bear its own expenses incurred in connection with this Agreement.

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ARTICLE XI
MISCELLANEOUS

11.1         Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to Buyer or the Company (following the Closing), to:

Iao Kun Group Holding Company Limited

Alameda Dr. Carlos D’ Assumpcao No: 181-187

Centro Comercial do Grupo Brilhantismo

12 Andar T Macau

Attention: Ryan Yip

Telecopy: 853 2872 3426

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Ave.
New York, NY 10154
Attention: Giovanni Caruso
Telecopy: 212 937-3943

if to any Beneficial Holder or the Company (prior to the Closing):

Jia-Heng Industrial Ltd

18/F Shangceng International Commerce Office Building, No. 179 Tianhe North Road, Guangzhou, Guangdong Province, China, 510630
Attention: Wang Shun Yang
Telecopy: 86 020-87099081

with a copy to (which shall not constitute notice):

Han Kun Law Offices

Room 2103, 21/F, Tower 3, Kerry Plaza, 1-1 Zhongxinsi Road, Futian District, Shenzhen 518048, China.
Attention: Jason Wang
Telecopy: 86 755 3680-6599

11.2         Amendments; No Waivers; Remedies.

(a)          This Agreement cannot be amended, except by a writing signed by each party, or terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

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(b)          Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)          Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d)          Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

11.3         Arms’ length bargaining; no presumption against drafter. This Agreement has been negotiated at arms-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

11.4         Publicity. Except as required by law, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other parties hereto.

11.5         Expenses. Except as otherwise expressly set forth herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that all expenses of the Company shall be joint and several obligations of the Beneficial Holders.

11.6         No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

11.7         Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

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11.8         Counterparts; facsimile signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

11.9         Entire Agreement. This Agreement together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, warranty or agreement of any person in entering into this Agreement, prior or contemporaneous or any Additional Agreement, except those expressly stated herein or therein.

11.10         Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

11.11         Construction of certain terms and references; captions. In this Agreement:

(a)          References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections ,schedules, and exhibits of this Agreement.

(b)          The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c)          Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under US GAAP as consistently applied heretofore by party.

(d)          Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

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(e)          If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f)          Captions are not a part of this Agreement, but are included for convenience, only.

(g)          For the avoidance of any doubt, all references in this Agreement to “the knowledge or best knowledge of the Company” or similar terms shall be deemed to include the actual or constructive (e.g. implied by Law) knowledge of any Beneficial Holder and Wang Shun Yang and Luo Guo Rui.

11.12         Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

11.13         Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

[The remainder of this page intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF, Buyer and the Company have caused this Agreement to be duly executed by their respective authorized officers and Beneficial Holders have executed this Agreement as of the day and year first above written.

IAO KUN HOLDING COMPANY LIMITED

By:	/s/ Lam Man Pou
Name: Lam Man Pou
Title: Chairman

RIPE WISDOM LTD.

By:	/s/ Wang Shun Yang
Name: Wang Shun Yang
Title: Director

TWINKLE BUSINESS LTD.

By:	/s/ Luo Guo Rui
Name: Luo Guo Rui
Title: Director

Solely with respect to Articles III and IX, agreed to by:

/s/ Wang Shun Yang
Wang Shun Yang

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SCHEDULE I

Beneficial Holder	Number of Shares of the Company owned before Closing	Number of Shares of the Company to be transferred to the Buyer	Number of Closing Payment Shares Being Received at the Closing

Ripe Wisdom Ltd.	25,500	13,000	6,366,840

Twinkle Business Ltd.	24,500	12,500	6,117,160

Total:	50,000	25,500	12,484,000

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